Exhibit 23.5

BY FACSIMILE AND COURIER

China Kanghui Holdings

No. 1-8 Tianshan Road, Xinbei District

Changzhou, Jiangsu Province 213022

The People’s Republic of China

RE: CONSENT OF FROST & SULLIVAN

We understand that China Kanghui Holdings (“Kanghui”) plans to file a registration statement on Form F-l (together with all amendments thereto, the “Registration Statement”) with the U.S. Securities and Exchange Commission. We hereby consent to the filing of this letter as an exhibit to the Registration Statement, and to the use therein under the headings “Prospectus Summary”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, “Our Industry”, and “Our Business” and any other documents in connection with the initial public offering of Kanghui of our name and the data sourced from the “Final Report on the China Orthopedic Implant Market, 2010.”

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